Media Contact:
Amy Ryan
Associate Director, Public Affairs
Biogen Idec
Tel: (617) 914-6524

Investment Community Contact:
Elizabeth Woo
Senior Director, Investor Relations
Biogen Idec
Tel: (617) 679-2812

FOR IMMEDIATE RELEASE

Biogen Idec Reports Third Quarter 2004 Results

Cambridge, MA, October 27, 2004 — Biogen Idec Inc. (NASDAQ: BIIB), the world’s third largest biotech company with leading products and capabilities in oncology and immunology, today reported its third quarter 2004 results.

Third Quarter Highlights

•	Revenues were $543 million vs. prior year (adjusted pro forma of $477 million, an increase of 14%), driven primarily by AVONEX® (Interferon beta-1a) sales up 16% (adjusted pro forma) to $346 million and RITUXAN® (rituximab) co-promotion profits up 19% to $160 million.

•	On a GAAP basis, earnings per share (EPS) were $0.10; excluding merger-related accounting impacts and other non-operating charges, adjusted pro forma (non-GAAP) EPS were $0.37.

•	Elan and Biogen Idec announced that the companies have submitted an application to the European Medicines Agency for approval of ANTEGREN® (natalizumab) as a treatment for Crohn’s disease.

## MORE ##

Page 2 Biogen Idec Reports Third Quarter 2004 Earnings

•	Sunesis Pharmaceuticals, Inc. and Biogen Idec announced a collaboration to discover and develop small molecule cancer therapeutics targeting kinases, a family of cell signaling enzymes that play a major role in the progression of cancer.

•	ImmunoGen, Inc. and Biogen Idec announced that Biogen Idec has licensed exclusive rights to develop and commercialize anti-cancer therapeutics that comprise an antibody developed by Biogen Idec to an undisclosed tumor cell target and ImmunoGen’s proprietary Tumor-Activated Prodrug (TAP) technology.

•	Biogen Idec announced its Board of Directors has authorized the repurchase of up to 20 million shares of its common stock.

“Since we completed our merger transaction approximately one year ago, Biogen Idec has delivered on its promise,” said James Mullen, Biogen Idec’s Chief Executive Officer. “I applaud the organization for the smooth and rapid integration. We’ve hit our major financial goals, the pipeline has advanced both through in-house efforts and business development deals, and we are on the verge of launching our next product.”

Financial Performance

On an adjusted non-GAAP basis, Biogen Idec reported net income was $132 million in the third quarter of 2004 (Q3 2003: $123 million). Adjusted non-GAAP EPS was $0.37 for the third quarter of 2004 (Q3 2003: $0.35).

Adjusted non-GAAP EPS and net income for the third quarter of 2004 excludes merger-related accounting impacts, such as amortization of intangibles, impairment of intangibles, inventory step up, and other merger-related charges, and other non-operating charges. Adjusted pro forma non-GAAP EPS and net income for the third quarter of 2003 include revenue and expenses from the former Biogen, Inc. from July 1 to September 30, 2003 but excludes other non-operating charges of the former Biogen, Inc. and IDEC Pharmaceuticals Corporation. These adjustments, expenses, and non-operating charges are itemized on the attached reconciliation tables.

On a reported basis, calculated in accordance with U.S. generally accepted accounting principles (GAAP), Biogen Idec reported net income of $37 million (or EPS of $0.10) in the third quarter of 2004. The difference between adjusted non-GAAP net income and EPS and GAAP net income and EPS in the third quarter was primarily due to $112 million of non-cash merger-related accounting impacts and $13 million write-down of certain investments.

Revenue Performance

Third quarter revenues of AVONEX, Biogen Idec’s therapy for patients with relapsing forms of multiple sclerosis, increased 16% to $346 million (adjusted pro forma Q3 2003: $298 million).

Page 3 Biogen Idec Reports Third Quarter 2004 Earnings

U.S. sales were $224 million (adjusted pro forma Q3 2003: $204 million). International sales were $122 million (adjusted pro forma Q3 2003: $94 million); in local currency, sales grew 21%.

Revenues for the third quarter of 2004 included $160 million from Biogen Idec’s joint business arrangement with Genentech, Inc. related to RITUXAN, a treatment for certain B-cell non-Hodgkin’s lymphomas that Biogen Idec co-promotes in the U.S. with Genentech (Q3 2003: $134 million). All U.S. sales of RITUXAN are recognized by Genentech, and Biogen Idec records its share of the pretax co-promotion profits on a quarterly basis. U.S. net sales of RITUXAN in the third quarter of 2004, as recorded by Genentech, were $393 million (Q3 2003: $354 million).

Revenues of ZEVALIN® (ibritumomab tiuxetan), Biogen Idec’s radioimmunotherapeutic agent, were $5 million in the third quarter of 2004 (Q3 2003: $4 million).

Revenues of AMEVIVE® (alefacept), Biogen Idec’s treatment for moderate-to-severe psoriasis, were $8 million in the third quarter of 2004 (Q3 2003: $12 million).

Royalties were $24 million in the third quarter (adjusted pro forma Q3 2003: $29 million).

Share Repurchase Program

Biogen Idec announced that its Board of Directors has authorized the repurchase of up to 20 million shares of its common stock. The repurchased stock will provide the Company with treasury shares for general corporate purposes, such as stock to be issued under employee stock option and stock purchase plans. The share buyback will be largely funded through operating cash flow and will be accretive to EPS.

William Rastetter, Biogen Idec’s Executive Chairman, said, “This share repurchase plan underscores the belief of management and the Board of Directors that our common stock represents an attractive investment for the Company, based on our well-defined strategy and our prospects for future growth. Given our strong anticipated operating cash flow, we do not expect this program to restrict our strategic flexibility.”

The Company currently has approximately 334 million shares of common stock outstanding.

Recent Highlights

•	Biogen Idec announced on October 13, 2004, that Health Canada has authorized AMEVIVE for sale in Canada. AMEVIVE, the first biologic approved for psoriasis in Canada, will be marketed for the treatment of patients with moderate-to-severe chronic plaque psoriasis who are candidates for systemic therapy or phototherapy.

Page 4 Biogen Idec Reports Third Quarter 2004 Earnings

•	On October 6, 2004, ImmunoGen, Inc. and Biogen Idec announced that Biogen Idec licensed exclusive rights to develop and commercialize anti-cancer therapeutics that comprise an antibody developed by Biogen Idec to an undisclosed tumor cell target and ImmunoGen’s proprietary Tumor-Activated Prodrug (TAP) technology.

•	On September 29, 2004, Elan and Biogen Idec announced that they submitted a Marketing Authorisation Application (MAA) to the European Medicines Agency for the approval of ANTEGREN as a treatment for Crohn’s disease. Additionally, the companies presented new 12-month data from the Phase III maintenance trial, ENACT-2 (Evaluation of Natalizumab As Continuous Therapy-2), at the United European Gastroenterology Week meeting in Prague, Czech Republic, and these data were included in the filing.

•	On September 7, 2004, Sunesis Pharmaceuticals, Inc. and Biogen Idec announced a collaboration to discover and develop small molecule cancer therapeutics targeting kinases, a family of cell signaling enzymes that play a major role in the progression of cancer. The companies will apply Tethering®, Sunesis’ proprietary fragment-based drug discovery technology, in an effort to generate novel small molecule leads that inhibit oncology kinase targets.

•	On August 17, 2004, Biogen Idec and Elan announced that the companies have submitted an application for approval of ANTEGREN as a treatment for multiple sclerosis in Canada, based on one-year data from the ongoing Phase III trials.

Conference Call and Webcast

The Company’s earnings conference call for the third quarter will be broadcast via the internet at 5:00 p.m. ET on October 27, 2004, and will be accessible through the investor relations section of Biogen Idec’s homepage, http://www.biogenidec.com.

About Biogen Idec

Biogen Idec creates new standards of care in oncology and immunology. As a global leader in the development, manufacturing, and commercialization of novel therapies, Biogen Idec transforms scientific discoveries into advances in human healthcare. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.

Safe Harbor

This press release contains forward-looking statements regarding expected future financial results and plans for our development programs, including ANTEGREN.

These statements are based on the Company’s current beliefs and expectations. A number of risks and uncertainties could cause actual results to differ materially. For example, financial results, including future operating cash flow and overall prospects

Page 5 Biogen Idec Reports Third Quarter 2004 Earnings

for growth, may be affected by a number of factors, including any slowing of growth of the markets for AVONEX and RITUXAN, any change in market acceptance of these products in key markets worldwide, the extent to which the Company achieves market acceptance of its other products, the impact of reimbursement and pricing decisions related to the Company’s products, the impact of competitive products on the Company’s products, any material decreases in sales by licensees of products on which the Company receives royalties, the impact of litigation, any unanticipated increase in expenses, in-licensing and product opportunities, increase in costs related to development and commercialization of new products, including ANTEGREN, and any material issues, delays or failures related to the manufacturing or supply of the Company’s products.

Our long-term growth will depend on the successful development and commercialization of new products such as ANTEGREN. Drug development involves a high degree of risk. For example, our plans to launch ANTEGREN as a treatment for MS could be negatively affected if unexpected concerns arise from additional data or analysis, if regulatory authorities require additional information or further studies, or if we were to encounter other unexpected hurdles.

For more detailed information on the risks and uncertainties associated with these forward looking statements and the Company’s other activities see the periodic reports filed by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

## MORE ##

TABLE 1
Financial Results For The Third Quarter of 2004
Condensed Consolidated Statements Of Income — GAAP Basis
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUES
Product	$359,692	$4,427	$1,095,415	$15,069
Revenue from unconsolidated joint business	159,507	133,960	444,619	363,236
Royalties	23,860	—	73,371	—
Corporate partner	217	143	10,377	1,032

Total Revenues	543,276	138,530	1,623,782	379,337

COST AND EXPENSES
Cost of product and royalty revenues	64,460	639	470,955	5,282
Research and development	168,889	39,333	498,219	121,384
Selling, general and administrative	132,040	27,157	401,887	74,985
Amortization of acquired intangible assets	107,054	—	267,222	—

Total Cost and Expenses	472,443	67,129	1,638,283	201,651

Income (Loss) from Operations	70,833	71,401	(14,501)	177,686
Other income (expense), net	(1,573)	1,986	16,566	8,549

INCOME BEFORE INCOME TAXES	69,260	73,387	2,065	186,235
Income taxes	32,492	27,887	5,668	70,769

NET INCOME (LOSS)	$36,768	$45,500	$(3,603)	$115,466

BASIC EARNINGS (LOSS) PER SHARE	$0.11	$0.29	$(0.01)	$0.73

DILUTED EARNINGS (LOSS) PER SHARE	$0.10	$0.26	$(0.01)	$0.67

SHARES USED IN CALCULATING:

BASIC EARNINGS (LOSS) PER SHARE	334,777	155,498	335,165	155,117

DILUTED EARNINGS (LOSS) PER SHARE	355,232	184,838	335,165	178,877

TABLE 2

	Condensed Consolidated Balance Sheets
	(dollars in thousands)
	Sep. 30, 2004	Dec. 31, 2003
Assets:
Current assets
Cash, cash equivalents and securities available-for-sale	$445,880	$835,959
Accounts receivable, net	237,572	198,524
Inventory	246,369	496,349
Other current assets	334,414	307,832

Total current assets	1,264,235	1,838,664

Long-term securities available-for-sale	1,672,126	1,502,327
Property and equipment, net	1,415,689	1,252,783
Intangible assets, net	3,370,624	3,638,812
Goodwill	1,151,105	1,151,066
Other	146,819	120,293

Total assets	$9,020,598	$9,503,945

Liabilities and shareholders’ equity
Current liabilities	$428,601	$404,825
Long-term deferred tax liability	985,672	1,108,318
Non-current liabilities	896,063	937,474
Shareholders’ equity	6,710,262	7,053,328

Total liabilities and shareholders’ equity	$9,020,598	$9,503,945

TABLE 3

Condensed Consolidated Statements of Operations and Reconciliation of GAAP Earnings to Adjusted Pro-Forma Non-GAAP Earnings (In millions, except per share data)

The non-GAAP financial measures presented below are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Management believes that the non-GAAP financial measures are useful because they exclude those non-operational or unusual activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance. Numbers may not foot due to rounding.

	Three Months Ended						Three Months Ended
	September 30, 2004						September 30, 2003
											Adjusted
					Adjusted						Pro Forma
	GAAP		Adjustments		Non-GAAP		GAAP		Adjustments		Non-GAAP
Revenues
Product	$359.7		—		$359.7		$4.4		$310.1	(G)	$314.5
Revenue from unconsolidated joint business	159.5		—		159.5		134.0		—		134.0
Royalties	23.9		—		23.9		—		28.6	(G)	28.6
Corporate partner	0.2		—		0.2		0.1		—		0.1

Total revenues	543.3		—		543.3		138.5		338.7		477.2
Cost and Expenses
Cost of product and royalty revenues	64.5		(3.3	)(A)	61.2		0.6		54.3	(G)	54.9
Research and development	168.9		(0.1	)(B)	168.8		39.3		87.9	(F), (G)	127.2
Selling, general and administrative	132.0		(1.7	)(B)	130.3		27.2		96.1	(G)	123.3
Amortization of acquired intangible assets	107.1		(107.1	)(C)	—		—		—		—

Total costs and expenses	472.4		(112.2)		360.3		67.1		238.3		305.4
Income from operations	70.8		112.2		183.0		71.4		100.4		171.8
Other income (expense), net	(1.6)		12.7	(D)	11.2		2.0		6.9	(G)	8.9

Income before income taxes	69.3		124.9		194.2		73.4		107.3		180.6
Provision for income taxes	32.5		29.6	(E)	62.1		27.9		30.0	(G)	57.8

Net income	$36.8		$95.3		$132.0		$45.5		$77.4		$122.8

Numerator:
Net Income	$36.8				$132.0		$45.5				$122.8
Net Income allocable to participating securities	($0.1	)(H)			($0.2	)(H)	($0.6	)(H)			($0.8	)(H)
Net Income used in calculating basic eps	$36.7				$131.8		$44.9				$122.0
Net Adjustment for interest expense	$0.5	(I)			$2.0		$2.9				$2.9
Net Income used in calculating diluted eps	$37.2				$133.8		$47.8				$124.9
Shares used in calculation of earnings per share:
Denominator:
Weighted average number of common shares outstanding	334.8				334.8		155.5				327.4
Effect of dilutive securities: stock options, convertible promissory notes	20.5	(I)			29.1		29.3				30.3
Dilutive potential common shares	355.2				363.9		184.8				357.8
Earnings per share:
Basic	$0.11				$0.39		$0.29				$0.37
Diluted	$0.10				$0.37		$0.26				$0.35
	column 1		column 2		column 3 =		column 4		column 5		column 6 =
					columns 1+2						columns 4+5

(A)	Represents the non-cash expense related to valuing the inventory acquired from former Biogen, Inc. at fair value.

(B)	Represents external, incremental consulting, integration costs, severance, and restructuring charges related to the merger.

(C)	Represents the on-going, non-cash amortization and impairment of acquired intangible assets related to the merger with former Biogen, Inc.

(D)	Represents $12.7M for the write-down of certain investments.

(E)	Represents the tax effect of the above adjustments.

(F)	Represents the elimination of Biogen Idec contract revenue and expense of $3.1M.

(G)	Represents former Biogen, Inc. operating revenue and expenses for the period Jul-Sep of 2003 prior to the merger, net of intercompany transactions.

(H)	Due to adoption of EITF 03-06 which requires allocation of income to certain holders of equity & debt instruments.

(I)	Adjustment for certain interest expense and convertible securities were included in the period as they were dilutive.

TABLE 4

Condensed Consolidated Statements of Operations and Reconciliation of GAAP Earnings to Adjusted Pro-Forma Non-GAAP Earnings (In millions, except per share data)

The non-GAAP financial measures presented below are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Management believes that the non-GAAP financial measures are useful because they exclude those non-operational or unusual activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance. Numbers may not foot due to rounding.

	Nine Months Ended						Nine Months Ended
	September 30, 2004						September 30, 2003
											Adjusted
					Adjusted						Pro Forma
	GAAP		Adjustments		Non-GAAP		GAAP		Adjustments		Non-GAAP
Revenues
Product	$1,095.4		—		$1,095.4		$15.1		$881.4	(G)	$896.5
Revenue from unconsolidated joint business	444.6		—		444.6		363.2		—		363.2
Royalties	73.4		—		73.4		—		100.4	(G)	100.4
Corporate partner	10.4		—		10.4		1.0		—		1.0

Total revenues	1,623.8		—		1,623.8		379.3		981.9		1,361.2
Cost and Expenses
Cost of product and royalty revenues	471.0		(291.1	)(A)	179.9		5.3		146.2	(G)	151.5
Research and development	498.2		(3.0	)(B)	495.2		121.4		253.2	(F),(G),(H)	374.6
Selling, general and administrative	401.9		(6.7	)(B)	395.2		75.0		296.4	(G)	371.4
Amortization of acquired intangible assets	267.2		(267.2	)(C)	—		—		—		—

Total costs and expenses	1,638.3		(568.0)		1,070.3		201.7		695.8		897.5
Income (loss) from operations	(14.5)		568.0		553.5		177.7		286.1		463.7
Other income, net	16.6		12.7	(D)	29.3		8.5		28.2	(G)	36.7

Income before income taxes	2.1		580.7		582.8		186.2		314.2		500.4
Provision for income taxes	5.7		180.8	(E)	186.5		70.8		89.3	(G)	160.1

Net income (loss)	($3.6)		$399.9		$396.3		$115.5		$224.8		$340.3

Numerator:
Net Income (Loss)	($3.6)				$396.3		$115.5				$340.3
Net Income allocable to participating securities	—	(I)			($0.6	)(I)	($1.6	)(I)			($2.2	)(I)
Net Income (Loss) used in calculating basic eps	($3.6)				$395.8		$113.9				$338.2
Net Adjustment for interest expense	—	(J)			$6.8		$5.5				$7.2
Net Income (Loss) used in calculating diluted eps	($3.6)				$402.6		$119.4				$345.3
Shares used in calculation of earnings (loss) per share:
Denominator:
Weighted average number of common shares outstanding	335.2				335.2		155.1				326.4
Effect of dilutive securities: stock options, convertible promissory notes	—	(J)			31.6		23.8				30.5
Dilutive potential common shares	335.2				366.8		178.9				356.9
Earnings (Loss) per share:
Basic	($0.01)				$1.18		$0.73				$1.04
Diluted	($0.01)				$1.10		$0.67				$0.97
	column 1		column 2		column 3 =		column 4		column 5		column 6 =
					columns 1+2						columns 4+5

(A)	Represents the non-cash expense related to valuing the inventory acquired from former Biogen, Inc. at fair value.

(B)	Represents external, incremental consulting, integration costs, severance, and restructuring charges related to the merger.

(C)	Represents the on-going, non-cash amortization and impairment of acquired intangible assets related to the merger with former Biogen, Inc.

(D)	Represents $12.7M for the write-down of certain investments.

(E)	Represents the tax effect of the above adjustments.

(F)	Represents the elimination of Biogen Idec contract revenue and expense of $6.3M.

(G)	Represents former Biogen, Inc. operating revenue and expenses for the period Jan-Sep of 2003 prior to the merger, net of intercompany transactions.

(H)	Represents former IDEC one-time adjustment of $20M related to a signing payment for the Genentech new anti-CD20 antibody development collaboration.

(I)	Due to adoption of EITF 03-06 which requires allocation of income to certain holders of equity & debt instruments.

(J)	Adjustment for certain interest expense and convertible securities were included in the period as they were dilutive.

Table 5

Biogen Idec Inc
Product Revenues for Third Quarter 2004
(in thousands)

The non-GAAP financial measures presented below are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Management believes that the non-GAAP financial measures are useful because they exclude those non-operational or unusual activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance. Numbers may not foot due to rounding.

	Three Months Ended
	September 30,
	2004	2003
	U.S. GAAP	U.S. GAAP	Biogen Revenue	Pro Forma
	Revenue	Revenue	Pre-merger (a)	Combined Revenue
PRODUCT REVENUES
Avonex®	$346,248	$—	$297,728	$297,728
Amevive®	8,222	—	12,381	12,381
Zevalin®	5,222	4,427	—	4,427

Total Product Revenues	$359,692	$4,427	$310,109	$314,536

	Nine Months Ended
	September 30,
	2004	2003
	U.S. GAAP	U.S. GAAP	Biogen Revenue	Pro Forma
	Revenue	Revenue	Pre-merger (a)	Combined Revenue
PRODUCT REVENUES Avonex®	$1,047,482	$—	$858,361	$858,361
Amevive®	33,325	—	23,074	23,074
Zevalin®	14,608	15,069	—	15,069

Total Product Revenues	$1,095,415	$15,069	$881,435	$896,504

(a)	Represents former Biogen, Inc. revenue that is not included in GAAP revenues.